Exhibit 99.1

American Access Technologies Board of Directors

Appoints Adams President and Chief Operating Officer

Keystone Heights, FL – September 6, 2006 – PRNewswire – FirstCall – American Access Technologies, Inc. (NASDAQ: AATK) reported that its board of directors has appointed Tim Adams President and chief operating officer effective September 1, 2006. Adams has served as Vice President - Sales and Marketing since January 1, 2005. Adams succeeds interim president Erik Wiisanen who continues in his role of Vice President- Sales and Marketing of the Company’s Omega Metals Division.

Adams has been responsible for directing sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of the Company. He brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access. From 1991 to 2004, Adams was with Metcam, Inc., where he was director of sales, increasing sales fivefold and diversifying their products into additional markets. Prior to Metcam, he spent over three years at Belcan Corporation and over three years at Canron Industries, Inc., where he led successful sales and marketing campaigns. Prior to that, he was involved in product development and in manufacturing. He earned an M.B.A. from Xavier University and received his Bachelor of Science degree in industrial engineering from Purdue University.

In making the announcement, board chairman Howard Kelley cited Adam’s industry and management experience as prime factors in the selection process. “Tim Adams has already established he can make a difference in creating success for the company. As President, he can now begin to implement deeper strategic emphasis and strengthen the underlying foundation of the company to move it to its next level.”

“The Board believes Tim’s objectives and the Board’s objectives toward enhancing shareholder value are in synch. Sales growth, profit expansion and a long-term perspective are at the core of those objectives.”

Adams stated, “I am excited about American Access Technologies long term opportunity for profitable growth. The entire American Access team is committed to our continued focus on sale growth, cost control, and manufacturing efficiencies. Our long-term prospects look bright as we build on the base of our patented products, our strategic partnerships and our people. We look forward to the prospect of accelerating this growth with our potential combination with M & I Electric Industries, Inc.”

Chairman Kelley emphasized that “CFO Joe McGuire and sales vice president Erik Wiisanen will play key roles in supporting Adams as he implements his financial and operational planning. The Board recognizes Erik’s role as interim president during the selection process. Joe McGuire never allowed the financial operations of the company to skip a beat during the summer of change.”

Update on M&I Electric

On July 6th, the Company announced a letter of intent to combine with M&I Electric Industries, Inc., a Houston-based provider of a wide range of switchgear, drives and other electrical products and services primarily to the energy industry. We are in the process of negotiating a definitive share exchange agreement with M&I and its stockholders. Upon execution of the definitive agreement we shall seek the approval of our stockholders at a meeting which we now expect to hold in the fourth quarter of this year.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Our Omega Metals division manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques to public and private companies and U.S. government contractors.

Our Company SEC filings, news and product/service information are available at http://www.aatk.com.

Investor Notice: American Access Technologies, Inc. will file a proxy statement and other documents with the Securities and Exchange Commission in relation to the proposed business combination with M&I Electric Industries, Inc. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M&I Electric Industries, Inc. and the proposed business combination. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions contemplated in connection with the business combination. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about American Access, without charge, at the SEC’s website at http://www.sec.gov. Copies of the American Access proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access, at (352) 473-6673, by e-mail to jmcguire@aatk.com or by accessing its website at http://www.aatk.com .

American Access Technologies, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, can be found in American Access’ Annual Report on Form 10-KSB filed with the SEC, and additional information about such persons may be obtained from the proxy statement related to this transaction when it becomes available.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Cautionary Note Concerning Forward-Looking Statements: This announcement contains forward-looking statements regarding M&I and the expected impact of the acquisition of M&I on American Access’ business operations and financial results. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the timing of the closing of the transaction and the possibility that the transaction may not close. While American Access believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that they will be achieved or achieved on the schedule indicated. Furthermore, unanticipated future events, economic conditions and financial trends may affect future revenues, operating results and financial position. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Other risks and uncertainties are set forth in American Access’ SEC filings. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.